Filed pursuant to Rule 424(b)(2)

Registration No. 333-133614

Prospectus Supplement dated June 1, 2006 to Prospectus dated May 15, 2006

Neogen Corporation

Issuer:	Neogen Corporation

Common Stock Nasdaq National Market Symbol:	NEOG

Total shares offered by Company:	650,000 shares

Total shares offered by Shareholders:	150,000 shares

James L. Herbert:	100,000 shares
Lon M. Bohannon:	50,000 shares

Total shares offered:	800,000 shares

CUSIP – shares:	640491106

Price per share:	$20.00

Aggregate gross proceeds to Company:*	$13,000,000.00

Aggregate gross proceeds to Selling Shareholders:*	$3,000,000.00

Placement Agents:	Roth Capital Partners, LLC and Stonegate Securities, Inc.

Placement Agents’ discount:	5.00%

Estimated expenses (other than Placement Agents’ discount and commissions) payable by Company and Selling Shareholders:	$139,551.00

The offer and sale of the securities to which this prospectus supplement relates have been registered by Neogen Corporation by means of a registration statement on Form S-3 (File No. 333-133614). Copies of the original prospectus and any other prospectus supplements relating to the offering may be obtained from Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912-1595.

*	Prior to offering expenses and placement agent fees. Assumes all shares offered are sold.